SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials

                             CENTRAL JERSEY BANCORP
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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|_|  Fee paid previously with preliminary materials:

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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

                             CENTRAL JERSEY BANCORP
                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300

                                 April 25, 2008

Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders of Central Jersey Bancorp to be held at Branches Catering Hall, located at 123 Monmouth Road (Route 71), West Long Branch, New Jersey, on Wednesday, May 28, 2008 at 10:00 a.m., local time.

      At the annual meeting, you will be asked to elect ten (10) nominees for director and consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      It is important that your shares of Central Jersey Bancorp common stock are represented at the annual meeting, whether or not you attend the annual meeting in person and regardless of the number of shares you own. To ensure that your shares of common stock are represented, we urge you to complete, sign, date and return your proxy card in the enclosed postage prepaid envelope. If you attend the annual meeting, you may vote in person even if you have previously submitted a proxy. Your prompt attention is greatly appreciated.

                                           Very truly yours,

                                           /s/ Robert S. Vuono

                                           Robert S. Vuono
                                           Secretary

                             CENTRAL JERSEY BANCORP
                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300

                          -----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On May 28, 2008

                          -----------------------------

To the Shareholders of
Central Jersey Bancorp:

      NOTICE IS HEREBY GIVEN, that the annual meeting of shareholders (the "Annual Meeting") of Central Jersey Bancorp will be held at Branches Catering Hall, located at 123 Monmouth Road (Route 71), West Long Branch, New Jersey, on Wednesday, May 28, 2008 at 10:00 a.m., local time, for the following purposes:

      1. To elect ten (10) nominees for director who will serve on Central Jersey Bancorp's Board of Directors for the following year and until their successors have been elected and qualify; and

      2. To transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

      Shareholders of record at the close of business on April 4, 2008 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

      Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid envelope. You may revoke your proxy either by written notice to Central Jersey Bancorp, by submitting a proxy card dated as of a later date or in person at the Annual Meeting. The Board of Directors of Central Jersey Bancorp recommends that you vote "FOR" each of the nominees for director.

                                           By Order of the Board of Directors

                                           /s/ Robert S. Vuono

                                           Robert S. Vuono
                                           Secretary

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YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS. HOWEVER,
TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.
--------------------------------------------------------------------------------

                             CENTRAL JERSEY BANCORP

                        ----------------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                        ----------------------------------

General Information

      This Proxy Statement is being furnished to the holders of common stock, with a par value of $.01 per share ("Common Stock"), of Central Jersey Bancorp in connection with the solicitation of proxies by the Board of Directors of Central Jersey Bancorp (the "Board" or "Board of Directors") for use at the annual meeting of shareholders of Central Jersey Bancorp to be held at 10:00 a.m. on Wednesday, May 28, 2008 at Branches Catering Hall, located at 123 Monmouth Road (Route 71), West Long Branch, New Jersey (the "Annual Meeting"). The Board of Directors has fixed the close of business on April 4, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

      This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 25, 2008.

      At the Annual Meeting, shareholders of Central Jersey Bancorp will consider and vote on:

            1. The election of ten (10) nominees for director who will serve on Central Jersey Bancorp's Board of Directors for the following year and until their successors have been elected and qualify; and

            2. Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of such proxies by filing written notice of such revocation with the secretary of the Annual Meeting. Presence at the Annual Meeting does not, in and of itself, revoke the proxy. Also, any grant of a proxy subsequent to an earlier grant of a proxy, revokes the earlier proxy. All shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted "FOR" the election of each nominee for director. Neither the Board nor management of Central Jersey Bancorp is aware, to date, of any matter being presented at the Annual Meeting other than the election of directors, but, if any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

      Proxies for use at the Annual Meeting are being solicited by the Board of Directors. The cost for preparing, assembling and mailing the proxy materials is to be borne by Central Jersey Bancorp. It is not anticipated that any compensation will be paid for soliciting proxies, and

Central Jersey Bancorp does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of Central Jersey Bancorp, without additional compensation, may solicit proxies personally or by telephone, telegraph, facsimile transmission or special letter.

Voting Securities

      Shareholders of record at the close of business on April 4, 2008 are entitled to one vote for each share of Common Stock then held by them. As of that date, Central Jersey Bancorp had 8,716,490 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to be voted at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to be voted at the Annual Meeting for the purpose of determining the existence of a quorum.

      Directors will be elected by a plurality of the votes cast at the Annual Meeting whether in person or by proxy. All votes will be tabulated by the inspector of election appointed at the Annual Meeting who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates.

Principal Shareholders and Security Ownership of Management

      The following table sets forth information as of April 4, 2008, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Central Jersey Bancorp's Common Stock, which is the only class of Central Jersey Bancorp capital stock with shares issued and outstanding, by (1) each director and nominee for director of Central Jersey Bancorp, (2) each Named Executive Officer (as hereinafter defined) for the year ended December 31, 2007, (3) each person or group of persons known by Central Jersey Bancorp to be the beneficial owner of greater than 5% of Central Jersey Bancorp's outstanding Common Stock, and (4) all directors and executive officers of Central Jersey Bancorp as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

                                                            Beneficial Ownership of
                                                           Central Jersey Bancorp's
                                                                 Common Stock
                                                        ------------------------------
                                                                            Percent of
Name of Beneficial Owner (1)                            No. of Shares (2)     Class
----------------------------                            -----------------   ----------
James G. Aaron, Esq. (3)(4) .........................        239,230           2.73%

Mark R. Aikins, Esq. (3)(5) .........................        115,155           1.31%

Nicholas A. Alexander (6)(7) ........................         88,957           1.02%

John A. Brockriede (3)(8) ...........................        470,423           5.37%

George S. Callas (3)(9)(10) .........................        187,105           2.13%

James P. Dugan, Esq. (6)(11) ........................        101,851           1.16%

M. Claire French (6)(12) ............................         72,167               *

William H. Jewett (6)(13) ...........................        103,550           1.18%

Paul A. Larson, Jr. (3)(14) .........................         82,019               *

John F. McCann (3)(15) ..............................        196,968           2.25%

Carmen M. Penta, C.P.A. (3)(16) .....................        103,820           1.19%

Mark G. Solow (3)(17) ...............................        182,392           2.08%

James S. Vaccaro (3)(18)(19) ........................        217,956           2.46%

                                                            Beneficial Ownership of
                                                           Central Jersey Bancorp's
                                                                 Common Stock
                                                        ------------------------------
                                                                            Percent of
Name of Beneficial Owner - Directors and Officers (1)   No. of Shares (2)     Class
-----------------------------------------------------   -----------------   ----------
Robert S. Vuono (3)(20)(21) .........................        108,917           1.24%

Anthony Giordano, III (22)(23) ......................         67,302               *

Robert K. Wallace (24)(25) ..........................         62,214               *

Linda J. Brockriede (26)(27) ........................        470,423           5.37%

All Directors and Executive Officers
as a Group (16 persons) (4)(5)(7)(8)(10)(11)
(12)(13)(14)(15)(16)(17)(19)(21)(23)(25) ............      2,400,026          24.98%

----------
*     Indicates less than one percent (1%).

(1) All directors and officers listed in this table maintain a mailing address at 627 Second Avenue, Long Branch, New Jersey 07740.

(2) In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Central Jersey Bancorp's Common Stock if he or she has voting or investment power with respect to such security. This includes shares (a) subject to options exercisable within sixty (60) days, and (b)(1) owned by a spouse, (2) owned by other immediate family members, or (3) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(3) Such person currently serves as a director of Central Jersey Bancorp and is a nominee for director.

(4) Includes 42,152 shares subject to currently exercisable stock options; 25,281 shares held in an Individual Retirement Account with Bear Stearns for the benefit of Mr. Aaron; and 17,463 shares registered in the name of Mr. Aaron as trustee for the Trust Under the Will of Leslie B. Aaron, Mr. Aaron's father. Mr. Aaron disclaims any beneficial ownership of the shares held in the aforementioned trust. Also includes 41,923 shares registered in the name of ERBA Co., Inc., in which Mr. Aaron has an ownership interest and serves as vice president. Mr. Aaron disclaims beneficial ownership of these securities except to the extent of his ownership interest in ERBA Co., Inc. Also includes 41,899 shares registered in the name of the Aaron Family Limited Partnership, of which Mr. Aaron is a partner. Mr. Aaron disclaims beneficial ownership of these securities except to the extent of his partnership interest in the Aaron Family Limited Partnership. Also includes 7,315 shares registered in the name of the David Ritter Trust and 7,315 shares registered in the name of the Randy Ritter Trust, of which Mr.

      Aaron is a trustee. Mr. Aaron disclaims any beneficial ownership of the shares held in these trusts. Also includes 21,471 shares held in trusts for the benefit of Mr. Aaron's family members of which Mr. Aaron's wife is trustee; 3,201 shares registered in the name of Mr. Aaron's wife; and 9,194 shares held in an Individual Retirement Account with Bear Stearns for the benefit of Mr. Aaron's wife. Mr. Aaron disclaims beneficial ownership of the shares held in these trusts, the shares held by his wife and the shares held for the benefit of his wife.

(5) Includes 42,152 shares subject to currently exercisable stock options; 71,992 shares held in a Simplified Employee Pension/Individual Retirement Account by Merrill Lynch as custodian for the benefit of Mr. Aikins; and 1,011 shares held by Mr. Aikins for the benefit of his children under the Uniform Transfers to Minors Act, as to which shares he disclaims any beneficial interest.

(6)   Such person currently serves as a director of Central Jersey Bancorp.

(7) Includes 42,152 shares subject to currently exercisable stock options; and 5,833 shares held in an Individual Retirement Account with Smith Barney for the benefit of Mr. Alexander.

(8) Includes 42,152 shares subject to currently exercisable stock options. Also includes 27,672 shares held in an Individual Retirement Account and 4,731 shares held in a Simplified Employee Pension Plan both by
      PaineWebber as custodian for the benefit of Mr. Brockriede. Includes 102,189 shares held by CJM Management, L.L.C., of which Mr. Brockriede is an Administrative Member. Mr. Brockriede disclaims beneficial ownership of these securities except to the extent of his ownership interest in CJM Management, L.L.C. Also includes 269,200 shares held jointly with Mr. Brockriede's wife and 19,979 shares held in trusts for the benefit of Mr. Brockriede's family members of which Mr. Brockriede's wife is trustee; and 2,012 shares held in an Individual Retirement Account by PaineWebber for the benefit of Mr. Brockriede's wife. Mr. Brockriede disclaims beneficial ownership of the shares held in these trusts and the shares held by PaineWebber on behalf of Mr. Brockriede's wife.

(9) Mr. Callas served as the Chairman of the Board of Central Jersey Bancorp until December 31, 2007.

(10) Includes 72,206 shares subject to currently exercisable stock options and 6,429 shares held by Mr. Callas' wife. Mr. Callas disclaims beneficial ownership of the shares held by his wife.

(11)  Includes 48,905 shares subject to currently exercisable stock options.

(12)  Includes 48,905 shares subject to currently exercisable stock options.

(13)  Includes 64,115 shares subject to currently exercisable stock options.

(14) Includes 33,066 shares subject to currently exercisable stock options. Also includes 8,036 shares held jointly with Mr. Larson's wife.

(15) Includes 42,152 shares subject to currently exercisable stock options; and 14,579 shares held in an Individual Retirement Account with Charles Schwab for the benefit of Mr. McCann. Also includes 16,074 shares held by Mr. McCann's wife, as to which shares he disclaims any beneficial interest.

(16) Includes 36,742 shares subject to currently exercisable stock options and 144 shares held jointly with Mr. Penta's wife. Also includes 7,531 shares held by Mr. Penta's wife to which Mr. Penta disclaims beneficial ownership.

(17)  Includes 42,152 shares subject to currently exercisable stock options.

(18) Mr. Vaccaro is a Named Executive Officer and serves as the Chairman of the Board, President and Chief Executive Officer of Central Jersey Bancorp.

(19) Includes 144,607 shares subject to currently exercisable stock options; 41,047 shares held by Merrill Lynch Pierce Fenner & Smith as custodian for the benefit of James S. Vaccaro Simplified Employee Pension; 5,065 shares held pursuant to the 401(k) plan of Central Jersey Bank, N.A. for the benefit of Mr. Vaccaro; 1,924 shares held by Mr. Vaccaro's son; and 2,570 shares held by Mr. Vaccaro as custodian for his daughters under the Uniform Transfers to Minors Act. Mr. Vaccaro disclaims any beneficial interest to the shares held by his son and by him as custodian for his daughters.

(20) Mr. Vuono is a Named Executive Officer and serves as the Senior Executive Vice President, Chief Operating Officer and Secretary of Central Jersey Bancorp.

(21) Includes 96,462 shares subject to currently exercisable stock options and 12,455 shares held in an Individual Retirement Account with Bank of America Investment Services, Inc.

(22) Mr. Giordano is a Named Executive Officer and serves as Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Central Jersey Bancorp.

(23) Includes 52,904 shares subject to currently exercisable stock options; 2,526 shares held by Charles Schwab & Co. in an Individual Retirement Account for the benefit of Mr. Giordano; 2,625 shares held in a Simplified Employee Pension by Charles Schwab & Co. for the benefit of Mr. Giordano's wife, as to which shares he disclaims any beneficial interest; 6,391 shares held pursuant to the 401(k) plan of Central Jersey Bank, N.A. for the benefit of Mr. Giordano; 2,287 shares held by Charles Schwab & Co. in an Individual Retirement Account for the benefit of Mr. Giordano's wife, as to which shares he disclaims any beneficial interest; and 569 shares held by Mr. Giordano as custodian for his son under the Uniform Transfers to Minors Act, as to which shares he disclaims any beneficial interest.

(24) Mr. Wallace is a Named Executive Officer and serves as Executive Vice President and Senior Commercial Lending Officer of Central Jersey Bank, N.A.

(25) Includes 41,385 shares subject to currently exercisable stock options and 14,602 shares held pursuant to the 401(k) plan of Central Jersey Bank, N.A. for the benefit of Mr. Wallace.

(26) John A. Brockriede and Linda J. Brockriede together beneficially own a total of 470,423 shares of Central Jersey Bancorp's Common Stock (including currently exercisable stock options) which represents 5.37% of Central Jersey Bancorp's outstanding Common Stock.

(27) Includes (i) 269,200 shares held jointly with Mrs. Brockriede's husband, John A. Brockriede; (ii) 19,979 shares held in trusts for the benefit of Mrs. Brockriede's family members of which Mrs. Brockriede is trustee;
      (iii) 2,012 shares held in an Individual Retirement Account by

      PaineWebber for the benefit of Mrs. Brockriede; (iv) 42,152 shares subject to currently exercisable stock options previously granted to John A. Brockriede; (v) 27,672 shares held in an Individual Retirement Account and 4,731 shares held in a Simplified Employee Pension Plan both by PaineWebber as custodian for the benefit of John A. Brockriede; and (vi) 102,189 shares held by CJM Management, L.L.C., of which John A. Brockriede is an Administrative Member. Mrs. Brockriede disclaims beneficial ownership to all of the aforementioned securities with the exception of those held jointly with her husband and the securities held in an Individual Retirement Account for her benefit. Mrs. Brockriede maintains a mailing address at 450 Broadway, Long Branch, New Jersey 07740.

                              ELECTION OF DIRECTORS

      The By-laws of Central Jersey Bancorp provide that the number of directors shall not be less than three directors, nor more than fifteen directors, and permit the exact number of directors to be determined from time to time by the Board. Currently, the Board has fixed the number of directors at ten.

Nomination Process

      The Nominating and Corporate Governance Committee of our Board of Directors is principally responsible for: (1) determining the slate of director nominees for election to the Board of Directors; (2) identifying and recommending candidates to fill vacancies occurring between annual shareholder meetings; (3) reviewing the composition of Board committees; and (4) reviewing Central Jersey Bancorp's policies and programs that relate to matters of corporate responsibility, including public issues of significance to Central Jersey Bancorp and our shareholders. The Nominating and Corporate Governance Committee is to annually review with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and company circumstances.

      In making its recommendations to the Board, the Nominating and Corporate Governance Committee considers, among other things, the qualifications of individual director candidates. The Nominating and Corporate Governance Committee collaborates with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience in business, government, education and public service. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee takes into account many factors, including a candidate's general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today's business environment; understanding of Central Jersey Bancorp's business and technology; educational and professional background; and personal accomplishment. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of Central Jersey Bancorp's business and represent shareholder interests through the exercise of sound judgment, using its members' diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

      The Nominating and Corporate Governance Committee will also consider nominees for director suggested by shareholders of Central Jersey Bancorp applying the same criteria for nominees described above and considering the additional information required below. Any shareholder nominee for director for consideration by the Nominating and Corporate Governance Committee must be received by Central Jersey Bancorp for the 2009 annual meeting of shareholders at its principal executive offices located at 627 Second Avenue, Long Branch, New Jersey 07740 no later than December 31, 2008 and must be accompanied by the following information: (1) the name and contact information for the nominee; (2) a statement of the nominee's business experience and educational background; (3) a detailed description describing any relationship between the nominee and the proposing shareholder; (4) a statement by the shareholder explaining why he, she or it believes that the nominee is qualified to serve on the Board and how his or her service would benefit Central Jersey Bancorp; and (5) a statement that the nominee is willing to be considered and willing to serve as a director of Central Jersey Bancorp if nominated and elected. The Board retains complete discretion for making nominations for election as a member of the Board.

Nominees

      It is intended that the proxies solicited by the Board will be voted "FOR" the ten (10) nominees listed below in the section captioned "Board of Directors" (unless a shareholder otherwise directs). If, for any reason, any of the nominees becomes unavailable for election to or service on the Board, the proxies solicited by the Board of Directors will be voted for such substituted nominee(s) as is (are) selected by the Board of Directors. The Board has no reason to believe that any of the named nominees are not available or will not serve if elected. Each nominee for director currently serves as a director of Central Jersey Bancorp and its bank subsidiary, Central Jersey Bank, N.A. Directors will be elected by a plurality of the votes cast at the Annual Meeting whether in person or by proxy. Effective January 1, 2008, James S. Vaccaro became the Chairman of the Board and will continue to serve in such capacity, subject to his election as a director at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTOR.

Board of Directors

      Each candidate for director currently serves as a director of Central Jersey Bancorp and has been nominated to serve for an additional one (1) year term to expire at the next annual meeting of shareholders of Central Jersey Bancorp. The name, age, principal occupation or employment and biographical information of each person nominated to serve as a member of the Board of Directors of Central Jersey Bancorp is set forth below:

Name and Address          Age   Principal Occupation or Employment
----------------          ---   ----------------------------------

James G. Aaron, Esq.       63   Partner of Ansell, Zaro, Grimm & Aaron

Mark R. Aikins, Esq.       48   Managing Member of Mark R. Aikins, L.L.C.

John A. Brockriede         73   Businessman

George S. Callas           75   President of Allaire Capital Corp.

Paul A. Larson, Jr.        58   President Larson Ford-Suzuki

John F. McCann             70   Retired Group President of Salomon Smith Barney

Name and Address          Age   Principal Occupation or Employment
----------------          ---   ----------------------------------

Carmen M. Penta, C.P.A.    63   Partner of Amper, Politziner & Mattia, P.C.

Mark G. Solow              59   Co-founder of GarMark Advisors, L.L.C.

James S. Vaccaro           51   Chairman of the Board,  President and Chief
                                Executive Officer of Central Jersey Bancorp

Robert S. Vuono            58   Senior Executive Vice President, Chief Operating
                                Officer and Secretary of Central Jersey Bancorp

      There are no family relationships among the nominees for director and executive officers of Central Jersey Bancorp. None of the nominees for director or executive officers of Central Jersey Bancorp are directors of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, except for Anthony Giordano, III, who serves as a director of Scivanta Medical Corporation (SCVM.OB).

      Each nominee for director of Central Jersey Bancorp elected to the Board shall also serve as a member of the Board of Directors of Central Jersey Bank, N.A.

Biographical Information

      James G. Aaron is a Partner in the law firm of Ansell, Zaro, Grimm & Aaron located in Ocean Township, New Jersey. Mr. Aaron Chairs the firm's Commercial Litigation, Municipal Law and Bankruptcy Practice Department. Mr. Aaron is licensed to practice law in the State of New Jersey, the United States District Court for the District of New Jersey and the United States District Court for the Eastern District of New York. Mr. Aaron also is licensed to practice before the United States Court of Claims. Mr. Aaron presently serves as the city attorney for the City of Long Branch, as litigation counsel for the City of Asbury Park and is a member of the Monmouth County and New Jersey State Bar
Associations. Mr. Aaron is also a lecturer for the New Jersey Institute of Continuing Legal Education in the areas of Redevelopment and Eminent Domain Law and is presently serving as a Commissioner of the New Jersey State Racing Commission. Mr. Aaron formerly served on the Advisory Board of the Jersey Shore Bank and has represented Colonial First National Bank, Midlantic/Merchants National Bank, Commerce Bank, Fidelity Union Bank and Monmouth County National Bank. Mr. Aaron received his B.A. degree from Dickinson College in Carlisle, Pennsylvania and his J.D. degree from New York University School of Law. Mr. Aaron has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception. Mr. Aaron also has served as a member of the Board of Directors of Central Jersey Bank, N.A. since its inception. Mr. Aaron resides in West Long Branch, New Jersey.

      Mark R. Aikins is the Managing Member of Mark R. Aikins, L.L.C., a law firm located in Wall Township, New Jersey. Mr. Aikins is licensed to practice law in the State of New Jersey and is a member of the Monmouth County and New Jersey State Bar Associations. His practice includes commercial matters, real estate and municipal law. He served as the President of the Monmouth-Ocean Development Council from 1996 to 1998 and currently serves as a trustee of the Rumson Country Day School and of the Rumson Endowment Fund, Inc. Mr. Aikins formerly served as Chairman of the Board of Trustees of the Monmouth Museum and as a member of the Advisory Board of Summit Bank. Mr. Aikins is a member and former director of the Deal Golf and Country Club and has volunteered time for Habitat for Humanity of Northeast Monmouth, Inc., The Battleship New Jersey Foundation and the RFH Community Turf Project, Inc. He received two Bachelor of Arts degrees from Brown University and a law degree from Seton Hall University School of Law. Mr. Aikins has served as a member of the Board of Directors of Central Jersey Bancorp since January 26, 2006. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception. Mr. Aikins also has served as a member of the Board of Directors of Central Jersey Bank, N.A. since its inception. Mr. Aikins resides in Rumson, New Jersey.

      John A. Brockriede is a local businessman who has owned and participated in various businesses in the Long Branch area for over 40 years. His business holdings include ownership and operation of restaurants, apartment buildings, an automobile agency, shopping centers, and commercial office space. Mr. Brockriede also has over twenty-five years of banking experience, having been one of the founders of Jersey Shore Bank. Mr. Brockriede also served as a director of Jersey Shore Bank and its successor banks, National State Bank and Constellation Bancorp. Mr. Brockriede is a member of the Board of Trustees of Monmouth Medical Center, the Board of Directors of the Juvenile Diabetes Research Foundation, the Board of Trustees of VNA of Central Jersey Community Services, Inc. and serves as a Commissioner of the Long Branch Sewerage Authority. Mr. Brockriede has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception and served as the Vice-Chairman of such Board until December 31, 2004. Mr. Brockriede also has served as a member of the Board of Directors of Central Jersey Bank, N.A. since its inception. Mr. Brockriede resides in Long Branch, New Jersey.

      George S. Callas has served as Chairman of the Board of Central Jersey Bancorp and Central Jersey Bank, N.A. since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as the Chairman of the Board of Allaire Community Bank. Mr. Callas is a retired businessman, governmental official and educator and has owned, operated and participated in various businesses for over 40 years, including restaurants, nursing homes, real estate and wireless television stations. He assisted in the organization of Allaire State Bank, located in Wall Township, New Jersey, and served as the Vice Chairman of the Board of Directors and Vice President of such bank. Mr. Callas served as a member of the Board of Directors of National Community Bank of New Jersey. Mr. Callas also served in the Department of Community Affairs of the State of New Jersey and as the former Business Administrator of the City of New

Brunswick and the Township of Jackson, former Director of the Monmouth County Employment and Training Agency, former Executive Director of the New Jersey State Senate, and former head of the Business Advocacy Division of the New Jersey Department of Commerce and Economic Development. Mr. Callas was also an educator of science, math and high school history, a college admission counselor and a college instructor in economics, political science and public administration. Mr. Callas was involved in many civic groups throughout his career. Mr. Callas resides in Brielle, New Jersey.

      Paul A. Larson, Jr. is the President of Larson Ford-Suzuki, Lakewood, New Jersey and past Chairman of the New Jersey Coalition of Automotive Retailers. He is the past President of the Ocean County Auto Dealers Association, the past President and Director of Shore Area YMCA, a former member of the Summit Bank Advisory Board, and President of the New Jersey Employers Association. He also served as Treasurer, Secretary and Membership Chairman at Manasquan River Golf Club and Secretary for the Haystack Club. Mr. Larson has volunteered much of his time as: a member of the Wall Township Board of Adjustment; a Vice President of Shelter Inc.; the SME Chairman for the Thunderbird District of the Monmouth County Boy Scouts; a member of the Lakewood Athletic Foundation; a Vice President of the Wall Foundation for Educational Excellence and the Treasurer of the Wall Township Football Club. He earned his degree in Business Administration from Northwood University, Michigan. He has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Allaire Community Bank since its inception. Mr. Larson also has served as a director of Central Jersey Bank, N.A. since January 1, 2005. Mr. Larson resides in Wall Township, New Jersey.

      John F. McCann is retired from a 29-year career in the securities industry, most recently with Salomon Smith Barney where he served in various capacities including Group President and Senior Executive Vice President. Mr. McCann is a former member of the Boards of Directors of the financial services firms of Shearson American Express and Robinson Humphrey. Mr. McCann has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception. Mr. McCann also has served as a member of the Board of Directors of Central Jersey Bank, N.A. since its inception. Mr. McCann resides in Monmouth Beach, New Jersey.

      Carmen M. Penta, a Certified Public Accountant, is a partner in the firm of Amper, Politziner & Mattia, P.C., Certified Public Accountants and Consultants. Prior thereto, Mr. Penta was a partner in the accounting firm of Wiener, Penta & Goodman, P.C. Mr. Penta's primary sphere of influence is in Monmouth and Ocean counties, where his expertise includes tax matters, the specialized needs of medical professionals, national restaurant franchises, hotel, motel and recreational properties, and nursing homes and related government agencies. Mr. Penta's extensive expertise has allowed him to build a significant client base. He has spent most of his life in eastern Monmouth County. He attended Long Branch High School, Penn State University and received a B.S. degree from Monmouth University. He is a former member of the Congressional Award Council, a past member of the Advisory Board of Jersey Shore Bank, past Assistant Treasurer for the Long Branch Ronald McDonald House and served on the Board of the West Long Branch Sports Association. He is also a member of the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Penta has served as a member of the Board of Directors of Central Jersey Bancorp since January 26, 2006. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception. Mr. Penta also has served as a member of the Board of Directors of Central Jersey Bank, N.A. since its inception. Mr. Penta resides in West Long Branch, New Jersey.

      Mark G. Solow is a co-founder of GarMark Advisors, LLC, a firm which manages funds for mezzanine investments in connection with leveraged buyouts, corporate recapitalizations and growth financings. He is also a general partner in and senior advisor for Crystal Ridge Partners, LLC, a firm which manages funds for equity investments in middle market companies. Prior to the formation of GarMark Advisors, LLC, Mr. Solow was a Senior Executive Vice President at Chemical Banking Corporation and a member of its twelve-person Management Committee. At Chemical Banking Corporation, Mr. Solow was in charge of global investment banking and corporate and multinational banking in North America, Western Europe and Asia. In addition, he was Senior Credit Officer for the United States, Canada, Western Europe and Asia. Mr. Solow received his B.S. and M.B.A. degrees from Bowling Green University. Mr. Solow has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception. Mr. Solow also has served as a member of the Board of Directors of Central Jersey Bank, N.A. since its inception. Mr. Solow resides in Spring Island, South Carolina and Sea Bright, New Jersey.

      James S. Vaccaro has served as the President and Chief Executive Officer and a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank, N.A. on January 1, 2005, he served as Chairman of the Board of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception. As of January 1, 2008, Mr. Vaccaro became the Chairman of the Board of Central Jersey Bancorp and will continue to serve in such capacity, subject to his election as a director at the Annual Meeting. Mr. Vaccaro also served as the Chief Executive Officer of Central Jersey Bank, N.A. since April 3, 2000 and the Chief Executive Officer of Monmouth Community Bancorp since its inception. Mr. Vaccaro served in various management capacities in the health care field from 1995 through 2000. Mr. Vaccaro has significant experience in the banking industry. He was a member of the Board of Directors, Executive Vice President and Chief Financial Officer of The Central Jersey Bank & Trust Co., and, prior to his affiliation with The Central Jersey Bank & Trust Co., was a Manager of the Asset Services Division of Citibank, N.A. Mr. Vaccaro serves as Chair of the Board of Trustees of Monmouth Medical Center; is a member if the Board of Trustees of The Saint Barnabas Corporation; is a member of the Board of Trustees of Monmouth Medical Center Foundation; is a Member of the Board of Directors of the Business Council of Monmouth University; is a member of the Board of Trustees of VNA of Central Jersey Community Services, Inc.; is a member of the Board of Directors of the New Jersey Repertory Company; is a member of the Board of Directors of New Jersey Bankers' Association; is a member of the Advisory Council of

Interfaith Neighbors and is a member of the leadership cabinet of Prevention First. Mr. Vaccaro received his B.A. degree from Ursinus College and an advanced degree from Harvard Graduate School of Business. Mr. Vaccaro resides in West Allenhurst, New Jersey.

      Robert S. Vuono has served as the Senior Executive Vice President, Chief Operating Officer and Secretary and member of the Boards of Directors of Central Jersey Bancorp and Central Jersey Bank, N.A. since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as the Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary of Allaire Community Bank and as a member of its Board of Directors. Prior to his employment with Allaire Community Bank, Mr. Vuono had been the Executive Vice President of Colonial State Bank, in Freehold, New Jersey (February 1989 to May 1996), and Vice President of The Central Jersey Bank & Trust Co., in Freehold Township, New Jersey (January 1974 to January 1989). Mr. Vuono is a member of the Board of Trustees of HAB Core, Inc. Mr. Vuono holds a Bachelor of Science Degree in Business Administration from Villanova University. Mr. Vuono resides in Wall Township, New Jersey.

Director Independence

      For the year ended December 31, 2007, Central Jersey Bancorp's Board of Directors consisted of fourteen (14) directors, twelve (12) of whom qualified as independent directors in accordance with the rules of NASDAQ and the rules and regulations of the SEC. The following are the twelve (12) independent members of the Board of Directors:

            James G. Aaron, Esq.            M. Claire French

            Mark R. Aikins, Esq.            William H. Jewett

            Nicholas A. Alexander           Paul A. Larson, Jr.

            John A. Brockriede              John F. McCann

            George S. Callas                Carmen M. Penta, C.P.A.

            James P. Dugan, Esq.            Mark G. Solow

      See also disclosure under "Certain Relationships and Related Party Transactions" later in this Proxy Statement.

      In addition, all directors serving on Central Jersey Bancorp's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as discussed below, qualified as independent directors in accordance with the rules of NASDAQ and the rules and regulations of the SEC.

Meetings and Committees of the Board of Directors

      The Board of Directors of Central Jersey Bancorp conducts business through regularly scheduled meetings of the Board and through its committees, including an Executive Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee. The Board of Directors for the year ended December 31, 2007 consisted of James G. Aaron, Esq., Mark R. Aikins, Esq., Nicholas A. Alexander, John A. Brockriede, George S. Callas, James P. Dugan, Esq., M. Claire French, William H. Jewett, Paul A. Larson, Jr., John F. McCann, Carmen M. Penta, C.P.A., Mark G. Solow, James J. Vaccaro and Robert S. Vuono. Mr. Callas served as Chairman of the Board for fiscal 2007, with Mr. Vaccaro having been appointed Chairman of the Board as of January 1, 2008.

      During the year ended December 31, 2007, the Board held fifteen regularly-scheduled meetings, with the directors of Central Jersey Bancorp serving on the Board in 2007 attending at least 75% of the meetings, with the exception of Nicholas A. Alexander, who attended 60% of the meetings, and James
P. Dugan, Esq., who attended 40% of the meetings. Central Jersey Bancorp also encourages all of its directors to attend the Annual Meeting and typically schedules a Board meeting immediately preceding or following the Annual Meeting. Last year, all of the directors of Central Jersey Bancorp attended the Annual Meeting and the subsequent Board meeting.

Executive Committee

      The Executive Committee of the Board of Directors, to the extent permitted by applicable law, acts on behalf of the full Board of Directors in its absence and has the authority to address corporate matters between meetings of the full Board. Generally, all major functions of Central Jersey Bancorp are subject to the review and approval of the Executive Committee. All significant actions of the Executive Committee must be ratified by the full Board of Directors.

      For the year ended December 31, 2007, the Executive Committee of the Board of Directors consisted of directors James G. Aaron, Esq., Mark R. Aikins, Esq., Nicholas A. Alexander, John A. Brockriede, George S. Callas, James P. Dugan, Esq., M. Claire French, William H. Jewett, Paul A. Larson, John F. McCann,
Carmen M. Penta, C.P.A., Mark G. Solow, James S. Vaccaro and Robert S. Vuono. Mr. Vaccaro is the Chair of the Executive Committee and Mr. Callas is the Vice Chair of the Executive Committee. The Executive Committee did not meet in fiscal 2007.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee of the Board of Directors is responsible for determining the slate of nominees for election as directors based upon the performance criteria established by the Nominating and Corporate Governance Committee, and may recommend a successor to a key senior management position when a position is vacant. In addition, the Nominating and Corporate Governance Committee has developed a management succession policy that specifies key senior management positions and qualified potential replacements. The Nominating and Corporate Governance Committee adopted a Charter on August 25, 2005 (the "Nominating Charter") in consultation with the Board of Directors. The

Nominating Charter was included as Appendix A to the proxy statement for the 2006 annual meeting of shareholders and may be viewed at the SEC's website, www.sec.gov. The Nominating Charter also may be viewed by shareholders at Central Jersey Bancorp's website, www.cjbna.com.

      For the year  ended  December  31,  2007,  the  Nominating  and  Corporate
Governance Committee consisted of directors James G. Aaron, Esq., John A. Brockriede, George S. Callas, William H. Jewett, Paul A. Larson and Mark G. Solow. Mr. Callas served as the Chair and Mr. Brockriede served as the Vice
Chair of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee qualified as an independent director in accordance with the rules of NASDAQ and the rules and regulations of the SEC. The Nominating and Corporate Governance Committee met two times during fiscal 2007, with all members attending 100% of the meetings held, with the exception of William H. Jewett and Paul A Larson, Jr., who both attended 50% of the meetings held.

Compensation Committee

      The Compensation Committee of the Board of Directors is responsible for determining whether the compensation and benefits packages offered by Central Jersey Bancorp are suitable and do not provide excessive benefits or result in material financial loss to Central Jersey Bancorp. The Compensation Committee is also responsible for approving or recommending to the Board compensation packages and plans for senior management and directors. These compensation packages include salaries, bonuses, vacations, termination benefits, profit-sharing plans, contributions to employee pension plans, stock option and stock purchase plans, indemnification agreements and employment/change of control contracts.

      For the year ended December 31, 2007, the Compensation Committee consisted of directors James G. Aaron, Esq., John A. Brockriede, George S. Callas, William
H. Jewett, Paul A. Larson, Jr. and Mark G. Solow. Mr. Larson served as the Chair and Mr. Solow served as the Vice Chair of the Compensation Committee. Each member of the Compensation Committee qualified as an independent director in accordance with the rules of NASDAQ and the rules and regulations of the SEC. The Compensation Committee met two times during fiscal 2007, with George S. Callas, Paul A. Larson, Jr. and Mark G. Solow attending 100% of the meetings held, and James G. Aaron, John A. Brockriede, and William H. Jewett attending 50% of the meetings held.

Audit Committee

      The Audit Committee of the Board of Directors is responsible for developing and monitoring the audit and loan review programs of Central Jersey Bancorp and Central Jersey Bank, N.A., respectively. The Audit Committee recommends the loan review consultant to the Board, selects the outside auditor and meets with the Board to discuss the results of the annual audit and quarterly loan reviews and any related matters. The Audit Committee also receives and reviews the reports and findings and any other information presented to members of the Audit Committee by the officers of Central Jersey Bancorp and its bank subsidiary regarding financial reporting policies and practices.

      For the year ended December 31, 2007, the Audit Committee consisted of directors Nicholas A. Alexander, Mark R. Aikins, Esq., George S. Callas, James
P. Dugan, Esq., John F. McCann, Carmen M. Penta, C.P.A., and William H. Jewett. Mr. Alexander served as the Chair and Reverend Jewett served as the Vice Chair of the Audit Committee. Each member of the Audit Committee qualified as an independent director in accordance with the rules of NASDAQ and the rules and regulations of the SEC. In addition, the Board has determined that Nicholas Alexander is both independent and qualifies as a financial expert by SEC rules. The Audit Committee met five times during fiscal 2007, with all members attending 100% of the meetings held, with the exception of Nicholas A. Alexander and James P. Dugan, Esq., who both attended 40% of the meetings held.

Report of the Audit Committee of the Board of Directors

      Notwithstanding anything to the contrary set forth in any of Central Jersey Bancorp's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

      Audit Committee Charter

      The Audit Committee developed an Audit Committee Charter (the "Charter") in consultation with Central Jersey Bancorp's accounting and finance department, its internal auditor and Central Jersey Bancorp's independent public accountants. The Board amended and restated the Charter on August 25, 2005. The Audit Committee Charter, as amended and restated, was included as Appendix B to the proxy statement for the 2006 annual meeting of shareholders and may be viewed at the SEC's website, www.sec.gov.

      Review of Audited  Financial  Statements  for the year ended  December 31,
2007

      The Audit Committee, as in place for 2007, has reviewed and discussed with Central Jersey Bancorp's management the audited financial statements of Central Jersey Bancorp for the year ended December 31, 2007. The Audit Committee has discussed with KPMG LLP ("KPMG"), Central Jersey Bancorp's independent public accountants for fiscal 2007, those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of KPMG with that firm.

      Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board that Central Jersey Bancorp's audited financial statements for the year ended December 31, 2007 be included in its Annual Report on Form 10-K for the year ended December 31, 2007 and that such Form 10-K be filed with the SEC.

      Change in Independent Public Accountants

      On December 10, 2007, Central Jersey Bancorp dismissed KPMG as the principal accountants for Central Jersey Bancorp upon completion of the audit of Central Jersey Bancorp's consolidated financial statements as of and for the year ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, and the issuance of their reports thereon. The decision to change Central Jersey Bancorp's principal accountants was made by the Audit Committee and subsequently ratified by the Board. Concurrently therewith, the Audit Committee appointed, and the Board ratified, the accounting firm of Beard Miller Company LLP ("Beard Miller Company") as its new principal accountants for the year ending December 31, 2008. A definitive engagement letter was executed by Central Jersey Bancorp and Beard Miller Company on February 20, 2008. The dismissal of KPMG as the principal accountants for Bancorp became effective on March 14, 2008.

      The audit reports of KPMG on the consolidated financial statements of Central Jersey Bancorp and its wholly owned subsidiary, Central Jersey Bank, N.A., for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2007 and the audit report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      In connection with the audits of Central Jersey Bancorp's consolidated financial statements for the two fiscal years ended December 31, 2007, and the subsequent interim period through March 14, 2008, there were no (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to KPMG's satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreements in its audit reports on the consolidated financial statements of Central Jersey Bancorp, or (ii) "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

      During the fiscal years ended December 31, 2007 and 2006, and from December 31, 2007 to March 14, 2008, Central Jersey Bancorp did not consult with Beard Miller Company regarding either (i) the application of accounting principles to any completed or proposed transaction, or the type of audit opinion that might be rendered on Central Jersey Bancorp's consolidated financial statements; or (ii) any of the other matters specified in Items 304(a)(1)(iv) or (v) of Regulation S-K.

      As required by applicable regulations, the disclosure contained under the heading "Change in Independent Public Accountants" was furnished to both KPMG and Beard Miller Company. Both KPMG and Beard Miller Company informed Central Jersey Bancorp that each believed such disclosure to be correct and complete.

Submitted by:   Nicholas A. Alexander, Chair     William H. Jewett
                Mark R. Aikins, Esq.             John F. McCann
                George S. Callas                 Carmen M. Penta, C.P.A.
                James P. Dugan, Esq.

Principal Accountant Fees and Services

      Audit Fees

      Central Jersey Bancorp paid a total of $240,000 in 2007 and $234,600 in 2006 to KPMG for audit services, which included work related to the annual audit and quarterly reviews rendered in 2007 and 2006, respectively.

      Audit Related Fees

      Central Jersey Bancorp paid a total of $63,500 in audit related fees in 2007 to KPMG, which included work related to the audit of the Central Jersey Bank, N.A. Employee Savings and Profit Sharing Plan & Trust for the years ended December 31, 2006 and 2005. There were no audit related fees paid in 2006.

      Tax Fees

      Central Jersey Bancorp paid a total of $22,000 in 2007 and $29,000 in 2006 to KPMG for income tax consultation, including income tax compliance, tax advice and tax planning.

      All Other Fees

      The Audit Committee has considered whether the non-audit services provided by KPMG, including services rendered in connection with income tax consultation, were compatible with maintaining its independence and has determined that the nature and substance of the limited non-audit services did not impair the status of KPMG as Central Jersey Bancorp's independent auditors. None of the engagements of KPMG, which were pre-approved by the Audit Committee, made use of the de minimis exception to pre-approval contained in the rules of the SEC which permit limited engagements for non-audit services involving amounts under a specified threshold.

      Policy on Pre-Approval of Audit and Permissible Non-Audit Services

      The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its Charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to Central Jersey Bancorp that are prohibited by law or regulation.

      During the year ended December 31, 2007, 100% of the audit related fees, tax related fees and other fees set forth above were approved by the Audit Committee.

                               EXECUTIVE OFFICERS

      The name, age, current position and biographical information of each executive officer of Central Jersey Bancorp is set forth below:

Name and Address           Age   Capacities in Which Served
----------------           ---   --------------------------

James S. Vaccaro            51   Chairman of the Board, President and Chief
                                 Executive Officer

Robert S. Vuono             58   Senior Executive Vice President, Chief
                                 Operating Officer and Secretary

Anthony Giordano, III       42   Executive Vice President, Chief Financial
                                 Officer, Treasurer and Assistant Secretary

Robert K. Wallace           60   Executive Vice President and Senior Commercial
                                 Lending Officer

Biographical Information

      For the biographical information for James S. Vaccaro and Robert S. Vuono, see "Board of Directors," above.

      Anthony Giordano, III has served as the Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as an Executive Vice President and the Chief Financial Officer and Treasurer and Secretary of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since May 1998. Mr. Giordano has also served in various capacities for Central Jersey Bank, N.A. (formerly Monmouth Community Bank, N.A.) since May 1998, and currently serves as its Executive Vice President, Chief Financial
Officer, Treasurer and Assistant Secretary. Mr. Giordano has 20 years of financial analysis and accounting experience in the banking industry. Prior to joining Central Jersey Bank, N.A., Mr. Giordano was employed by PNC Bank (formerly Midlantic Bank), where he served as Real Estate Banking Officer from 1996 to 1998 and Senior Accountant/Financial Analyst from 1994 to 1996. From 1988 to 1994, Mr. Giordano served in various positions at Shadow Lawn Savings Bank, including Budget and Financial Planning Manager and Financial Analyst. Mr. Giordano currently serves as a member of the Board of Directors of Scivanta Medical Corporation, a publicly traded company which focuses on the development and acquisition of medical devices and products, and is the Chairman of Scivanta Medical Corporation's Audit Committee. Mr. Giordano received a Masters of Business Administration from Monmouth University in 1992 and a Bachelor of Science degree in finance from Kean University in 1987. Mr. Giordano graduated from the Real Estate Institute at Monmouth University in 2000. Mr. Giordano has served on the Long Branch City Council since 1994. Mr. Giordano resides in Long Branch, New Jersey.

      Robert K. Wallace has served as Executive Vice President and Senior Commercial Lending Officer of Central Jersey Bank, N.A. since May 2006. Mr. Wallace previously served as Executive Vice President of Commercial Lending of Central Jersey Bank, N.A. following the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005. Prior to the combination of the two banking entities, Mr. Wallace had served as Executive Vice President and Senior Loan Officer of Allaire Community Bank since joining Allaire Community Bank in March 1997. Prior to March 1997, Mr. Wallace, who is a 38 year veteran of the banking industry, served as Regional Vice President, Commercial Real Estate Lending, with the former Summit Bank from 1995 to 1997; Vice President, Commercial Real Estate Lending, with the former Central Jersey Bank and Trust Co. from 1993 to 1995; and First Senior Vice President, Commercial Lending, with the former National Community Bank of New Jersey from 1982 to 1993. Mr. Wallace received a Bachelor of Arts degree in Economics from Upsala College in 1970 and graduated from the Stonier Graduate School of Banking in 1986. Mr. Wallace resides in Brick, New Jersey.

Chief Executive and Senior Financial Officer Code of Ethics

      The chief executive and senior financial officers of Central Jersey Bancorp are held to the highest standards of honest and ethical conduct when conducting the affairs of Central Jersey Bancorp. All such individuals must act ethically at all times in accordance with the policies contained in Central Jersey Bancorp's Chief Executive and Senior Financial Officer Code of Ethics. A copy of the Chief Executive and Senior Financial Officer Code of Ethics has been posted on Central Jersey Bancorp's website, www.cjbna.com.

                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning the annual and long-term compensation of the Named Executive Officers (as defined below) for services in all capacities to Central Jersey Bancorp and Central Jersey Bank, N.A. for the years ended December 31, 2007 and 2006, respectively. The Named Executive Officers are (1) James S. Vaccaro, Chairman of the Board, President and Chief Executive Officer, (2) Anthony Giordano, III, Executive Vice
President, Chief Financial Officer, Treasurer and Assistant Secretary, (3) Robert S. Vuono, Senior Executive Vice President, Chief Operating Officer and Secretary, and (4) Robert K. Wallace, Executive Vice President and Senior Loan Officer, of Central Jersey Bancorp (the "Named Executive Officers").

                         2007 Summary Compensation Table

                                                                                             Nonqualified
                                                                               Non-Equity      Deferred
                                                           Stock    Option   Incentive Plan  Compensation   All Other
     Name and Principal               Salary     Bonus    Awards    Awards    Compensation     Earnings   Compensation     Total
          Position            Year      ($)       ($)       ($)   ($)(1)(2)        ($)            ($)          ($)          ($)
------------------------------------------------------------------------------------------------------------------------------------
James S. Vaccaro,             2007  $ 250,000  $  20,000  $ ---   $  13,194       $ ---          $ ---     $12,352 (3)   $ 295,546
President and                 2006  $ 250,000  $  27,500  $ ---   $  13,313       $ ---          $ ---     $12,152 (4)   $ 302,965
Chief Executive
Officer

Anthony Giordano, III,        2007  $ 130,458  $  12,000  $ ---   $   6,596       $ ---          $ ---     $ 5,796 (5)   $ 154,850
Executive Vice                2006  $ 122,000  $  15,000  $ ---   $   6,657       $ ---          $ ---     $ 5,433 (6)   $ 149,090
President, Chief
Financial Officer,
Treasurer and
Assistant Secretary

Robert S. Vuono,              2007  $ 160,000  $  15,000  $ ---   $  10,995       $ ---          $ ---     $ 9,105 (7)   $ 195,100
Senior Executive Vice         2006  $ 160,000  $  20,000  $ ---   $  11,094       $ ---          $ ---     $ 9,019 (8)   $ 200,113
President, Chief
Operating Officer
and Secretary

Robert K. Wallace,            2007  $ 150,000  $   6,500  $ ---   $   4,398       $ ---          $ ---     $ 8,830 (9)   $ 169,728
Executive Vice                2006  $ 150,000  $  10,000  $ ---   $   4,438       $ ---          $ ---     $ 8,196 (10)  $ 172,634
President and Senior
Commercial Lending
Officer

----------

(1) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, respectively, in accordance with FAS 123(R), of stock appreciation rights (SARs) awards pursuant to the Equity Incentive Plan (as defined below) and includes amounts from awards granted in 2006.
      Assumptions used in the calculation of these amounts are included in Footnote 1 to Central Jersey Bancorp's audited financial statements for the fiscal year ended December 31, 2007 included in Central Jersey Bancorp's Annual Report on Form 10-K.

(2) These amounts have been adjusted, as appropriate, to account for the 5% stock dividends paid to the shareholders of Central Jersey Bancorp on July 2, 2007 and July 1, 2006.

(3) Of this amount, $2,938 represents the lease value of an automobile provided to Mr. Vaccaro for business use, $414 represents the amount contributed by Central Jersey Bank, N.A. to Group Term Life Insurance for Mr. Vaccaro's benefit and $9,000 represents the amount contributed by Central Jersey Bank, N.A. to its 401(k) plan for the benefit of Mr. Vaccaro.

(4) Of this amount, $2,938 represents the lease value of an automobile provided to Mr. Vaccaro for business use, $414 represents the amount contributed by Central Jersey Bank, N.A. to Group Term Life Insurance for Mr. Vaccaro's benefit and $8,800 represents the amount contributed by Central Jersey Bank, N.A. to its 401(k) plan for the benefit of Mr. Vaccaro.

(5) Of this amount, $98 represents the amount contributed by Central Jersey Bank, N.A. to Group Term Life Insurance and $5,698 represents the amount contributed by Central Jersey Bank, N.A. to its 401(k) plan for the benefit of Mr. Giordano.

(6) Of this amount, $86 represents the amount contributed by Central Jersey Bank, N.A. to Group Term Life Insurance and $5,347 represents the amount contributed by Central Jersey Bank, N.A. to its 401(k) plan for the benefit of Mr. Giordano.

(7) Of this amount, $577 represents the amount contributed by Central Jersey Bank, N.A. to Group Term Life Insurance, $1,528 represents the amount contributed by Central Jersey Bank, N.A. pursuant to a bank owned life insurance (BOLI) contract and $7,000 represents the amount contributed by Central Jersey Bank, N.A. to its 401(k) plan for the benefit of Mr. Vuono.

(8) Of this amount, $577 represents the amount contributed by Central Jersey Bank, N.A. to Group Term Life Insurance, $1,264 represents the amount contributed by Central Jersey Bank, N.A. pursuant to a bank owned life insurance (BOLI) contract and $7,178 represents the amount contributed by Central Jersey Bank, N.A. to its 401(k) plan for the benefit of Mr. Vuono.

(9) Of this amount, $792 represents the amount contributed by Central Jersey Bank, N.A. to Group Term Life Insurance, $1,778 represents the amount contributed by Central Jersey Bank, N.A. pursuant to a bank owned life insurance (BOLI) contract and $6,260 represents the amount contributed by Central Jersey Bank, N.A. to its 401(k) plan for the benefit of Mr. Wallace.

(10) Of this amount, $516 represents the amount contributed by Central Jersey Bank, N.A. to Group Term Life Insurance, $1,515 represents the amount contributed by Central Jersey Bank, N.A. pursuant to a bank owned life insurance (BOLI) contract and $6,165 represents the amount contributed by Central Jersey Bank, N.A. to its 401(k) plan for the benefit of Mr. Wallace.

Narrative Disclosure to Summary Compensation Table

      The objective of Central Jersey Bancorp's executive compensation is to enhance Central Jersey Bancorp's long-term profitability by providing compensation that will attract and retain superior talent, reward performance and align the interests of the executive officers with the long-term interests of the shareholders of Central Jersey Bancorp.

      The Compensation Committee is responsible for determining whether the compensation and benefit packages are suitable and do not provide excessive benefits. The Compensation Committee generally approves or recommends to the Board compensation packages or plans for senior management and directors. These compensation and benefit packages may include salaries, bonuses, vacations, termination benefits, contribution to employee pension plans, stock option and stock purchase plans, indemnification agreements and employment/change of control contracts.

      When reviewing compensation arrangements for a member or members of senior
management  and  directors,   the  Compensation  Committee  shall  consider  the
following matters:

      (a) The combined value of all cash and non-cash benefits provided to the individual or individuals;

      (b) The compensation history of the individual or individuals as compared to other individuals with comparable expertise at Central Jersey Bancorp;

      (c)   The financial condition of Central Jersey Bancorp;

      (d) Comparable compensation practices at similar institutions, based upon factors such as asset size, geographic location and the services provided;

      (e) The projected total cost and benefit to Central Jersey Bancorp for post employment benefits; and

      (f) Any connection between the individual and any fraudulent act or omission, breach of trust or fiduciary duty or insider abuse with regard to Central Jersey Bancorp.

Base Salaries

      Base salary levels for Central Jersey Bancorp's executive officers are competitively set relative to companies in peer businesses. In reviewing base salaries, the Compensation Committee also takes into account individual experience and past performance.

Annual Bonuses

      Central Jersey Bancorp's annual performance bonuses are intended to provide a direct cash incentive to executive officers and other key employees for a variety of performance measures. Financial performance is compared against budgets as well as peer businesses.

Chief Executive Officer Compensation

      James S. Vaccaro served as Central Jersey Bancorp's President and Chief Executive Officer for the year ended December 31, 2007. Mr. Vaccaro's base salary is set competitively relative to other chief executive officers in financial service companies of similar asset size to Central Jersey Bancorp. In determining Mr. Vaccaro's base salary as well as annual performance bonus, the Compensation Committee reviewed independent compensation data and Central Jersey Bancorp's performance as compared against budgets and peer businesses. As with Central Jersey Bancorp's other executive officers, Mr. Vaccaro's total compensation involves certain subjective judgments and is not based solely upon any specific objective criteria or weighting.

2005 Equity Incentive Plan; Stock Option Plan

      Central Jersey Bancorp's 2005 Equity Incentive Plan, which was approved by the shareholders of Central Jersey Bancorp at its 2005 annual meeting of shareholders (the "Equity Incentive Plan"), is designed to encourage and enable employees and directors of Central Jersey Bancorp and Central Jersey Bank, N.A., who are in a position to make significant contributions to the growth, success and profitability of the company, to acquire or increase their holdings of Common Stock and other interests therein. As a result of the approval of the Equity Incentive Plan, no additional option grants will be made under the Central Jersey Bancorp Stock Option Plan which had been placed into effect on August 1, 2000 (the "Stock Option Plan").

      Pursuant to the Equity Incentive Plan, incentive and non-qualified stock options may be granted to eligible employees and employee-directors of Central Jersey Bancorp and Central Jersey Bank, N.A., and nonqualified stock options may be granted to eligible non-employee directors. In addition, pursuant to the
Equity Incentive Plan, participants may be eligible to receive, under certain conditions, (1) stock appreciation rights in the form of related stock appreciation rights and freestanding stock appreciation rights, (2) restricted awards in the form of restricted stock awards and restricted stock units, (3) performance awards in the form of performance share awards and performance unit awards, (4) phantom stock awards, and (5) dividend equivalent awards.

      As of December 31, 2007, options to purchase 1,343,186 shares of Central Jersey Bancorp's Common Stock were outstanding under the Stock Option Plan and 159,862 stock appreciation rights were outstanding under the Equity Incentive Plan. All outstanding options under the Stock Option Plan have vested. The outstanding stock appreciation rights vest over time and will not be fully vested until February 1, 2010. There were no awards made under the Equity Incentive Plan in 2007.

Securities Authorized for Issuance under Equity Compensation Plans

      The number of equity securities to be issued upon the exercise of outstanding stock options, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights and the number of securities remaining available for issuance, as of December 31, 2007, were as follows:

                             2007 EQUITY COMPENSATION PLAN TABLE

                                          Number of                             Number of Securities
                                      Securities to be                        Remaining Available for
                                         Issued Upon       Weighted-Average    Future Issuance Under
                                         Exercise of      Exercise Price of     Equity Compensation
                                         Outstanding         Outstanding         Plans (Excluding
                                      Options, Warrants   Options, Warrants   Securities Reflected in
                                         and Rights           and Rights            Column (a))
         Plan category                     (a)(2)                (b)                  (c)(3)
-----------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders (1)         1,343,186        $      5.01               1,531,535

Equity compensation plans not
approved by security holders                   ---                ---                     ---

Total                                    1,343,186        $      5.01               1,531,535
                                         =========        ===========               =========

----------
(1) Central Jersey Bancorp currently has no equity compensation plans other than the Stock Option Plan and the Equity Incentive Plan described herein. No additional option grants will be made under the Stock Option Plan. As of January 1, 2005, all stock options issued under the Stock Option Plan have vested.

(2) The shares have been adjusted, as appropriate, to account for the 5% stock dividends paid to the shareholders of Central Jersey Bancorp on July 2, 2007, July 1, 2006 and December 31, 2003, 2002, 2001 and 2000,
      respectively, the 6 for 5 stock split effected as of July 15, 2004, and the 2 for 1 stock split effected as of June 15, 2005. The shares have also been adjusted as appropriate to account for 5% stock distributions made to the former stockholders of Allaire Community Bank on February 28, 1999, September 29, 2000, May 21, 2001, April 24, 2002, and June 7, 2004, and
      the 3 for 2 stock split effected as of February 11, 2003.

(3) Represents the total number of shares available pursuant to the Equity Incentive Plan which has been adjusted to account for 5% stock dividends paid to the shareholders of Central Jersey Bancorp on July 2, 2007 and July 1, 2006 and the 2 for 1 stock split effected as of June 15, 2005.

Outstanding Equity Awards at Fiscal Year-End

      The following table provides information about all equity compensation awards held by the Named Executive Officers at December 31, 2007. Unless otherwise indicated, the number of securities provided in the table represent stock options.

                           Outstanding Equity Awards
                      for Fiscal Year End December 31, 2007

                                                                Equity
                                                            Incentive Plan
                               Number of      Number of        Awards:
                               Securities    Securities       Number of
                               Underlying    Underlying      Securities
                              Unexercised    Unexercised     Underlying
                                Options        Options       Unexercised      Option
                                  (#)            (#)          Unearned       Exercise     Option
                    Date of   Exercisable   Unexercisable      Options        Price     Expiration
    Name             Grant        (1)            (1)             (#)          ($)(1)       Date
-------------      --------   -----------   -------------   --------------   --------   ----------
James S.             2/1/06      8,268 (2)      8,268 (2)         --           $9.87       2/1/16
Vaccaro             12/1/03     69,458             --             --           $9.00      12/1/13
                   12/31/02     13,892             --             --           $5.30     12/31/12
                    8/31/01     61,257             --             --           $3.47      8/31/11

Anthony              2/1/06      4,134 (3)      4,134 (3)         --           $9.87       2/1/16
Giordano, III       12/1/03     20,837             --             --           $9.00      12/1/13
                   12/31/02      6,946             --             --           $5.30     12/31/12
                    8/31/01     12,254             --             --           $3.47      8/31/11
                    8/31/00     12,867             --             --           $3.34      8/31/10

Robert S.            2/1/06      6,890 (4)      6,890 (4)         --           $9.87       2/1/16
Vuono               2/26/03      1,740             --             --           $7.93      2/25/13
                     4/1/02      3,647             --             --           $3.56       4/1/12
                    7/25/01     24,431             --             --           $4.01      7/25/12
                    7/25/01     24,431             --             --           $4.01      7/25/11
                    5/22/00     12,398             --             --           $2.86      5/22/10
                    5/22/00     15,744             --             --           $2.86      5/22/10
                   12/20/99     14,071             --             --           $3.11     12/20/09

Robert K.            2/1/06      2,756 (5)      2,756 (5)         --           $9.87       2/1/16
Wallace             2/26/03      1,042             --             --           $7.93      2/26/13
                     4/1/02      1,823             --             --           $3.56       4/1/12
                    7/25/01      8,205             --             --           $4.01      7/25/12
                    7/25/01      8,205             --             --           $4.01      7/25/11
                    5/22/00      7,083             --             --           $2.86      5/22/10
                    5/22/00      8,997             --             --           $2.86      5/22/10
                   12/20/99      6,030             --             --           $3.11     12/20/09

----------
(1) These amounts have been adjusted, as appropriate, to account for the 5% stock dividends paid to the shareholders of Central Jersey Bancorp on July 2, 2007, July 1, 2006 and December 31, 2003, 2002, 2001 and 2000,
      respectively, the 6 for 5 stock split in the form of a stock dividend effected as of July 15, 2004, and the 2 for 1 stock split in the form of a stock dividend effected as of June 15, 2005. These amounts have also been adjusted, as appropriate, to account for 5% stock distributions made to the former stockholders of Allaire Community Bank on February 28, 1999, September 29, 2000, May 21, 2001, April 24, 2002, and June 7, 2004, and the 3 for 2 stock split effected as of February 11, 2003.

(2) Represents SARs granted under the Equity Incentive Plan. 4,134, or 25%, of the 16,536 SARs became exercisable on February 1, 2007 and February 1, 2008, respectively, with 4,134 becoming exercisable on February 1, 2009 and the remaining 4,134 becoming exercisable on February 1, 2010.

(3) Represents SARs granted under the Equity Incentive Plan. 2,067, or 25%, of the 8,268 SARs became exercisable on February 1, 2007 and February 1, 2008, respectively, with 2,067 becoming exercisable on February 1, 2009 and the remaining 2,067 becoming exercisable on February 1, 2010.

(4) Represents SARs granted under the Equity Incentive Plan. 3,445, or 25%, of the 13,780 SARs became exercisable on February 1, 2007 and February 1, 2008, respectively, with 3,445 becoming exercisable on February 1, 2009 and the remaining 3,445 becoming exercisable on February 1, 2010.

(5) Represents SARs granted under the Equity Incentive Plan. 1,378, or 25%, of the 5,512 SARs became exercisable on February 1, 2007 and February 1, 2008, respectively, with 1,378 becoming exercisable on February 1, 2009 and the remaining 1,378 becoming exercisable on February 1, 2010.

      There were no stock options or SARS exercised by any of the Named Executive Officers during the year ended December 31, 2007 with the exception of Carmen M. Penta who exercised stock options to purchase 1,000 shares on December 28, 2007.

Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control

      On August 1, 2006, Central Jersey Bancorp entered into a change of control agreement (each an "Agreement" and, collectively, the "Agreements") with each of James S. Vaccaro, Robert S. Vuono and Anthony Giordano, III (each an "Executive"). Each Agreement is effective as of August 1, 2006 (the "Effective Date"), and will continue in full force and effect for so long as the Executive party to the Agreement is employed by Central Jersey Bancorp and/or Central Jersey Bank, N.A.

      In the event that either (1) the Executive is terminated without Cause (as defined below) in connection with (A) a merger of Central Jersey Bancorp where Central Jersey Bancorp is not the surviving entity, (B) the acquisition of greater than 50% of Central Jersey Bancorp's voting stock by an entity or group of individuals other than the shareholders of Central Jersey Bancorp as of the Effective Date, (C) the sale or disposition of all or substantially all of Central Jersey Bancorp's assets, or (D) the determination by the Board of Directors of Central Jersey Bancorp that a change of control has occurred or is about to occur (each a "Change of Control Event"), or (2) a Change of Control Event occurs and the Executive is not retained by the successor entity or group (the "Successor Entity") for a period of at least 36 months (30 months for Mr. Giordano) commencing on the effective date of the Change of Control Event pursuant to a written agreement containing the provisions described below (the "New Agreement"), the Executive shall be entitled to severance from Central Jersey Bancorp.

      For purposes of each Agreement and any New Agreement, "Cause" shall mean as follows: (1) the Executive willfully, or as a result of gross negligence on his part, fails substantially to (A) carry out the lawful policies of Central Jersey Bancorp's Board of Directors or the Successor Entity's governing body or
(B) discharge his duties and responsibilities as an Executive of Central Jersey Bancorp and Central Jersey Bank, N.A. or the Successor Entity for any reason other than the Executive's disability, (2) the Executive is convicted of or enters a plea of no contest with respect to a felony, (3) the Executive engages in conduct which is demonstrably and substantially injurious to Central Jersey Bancorp or the Successor Entity, (4) the Executive materially breaches the Agreement or New Agreement, or commits any deliberate and intentional violation of the confidentiality and non-compete provisions of the Agreement or New Agreement, or (5) the Executive commits willful or intentional misconduct that has a material adverse effect on Central Jersey Bancorp or Central Jersey Bank, N.A. or the Successor Entity.

      In addition to the foregoing, in the event an Executive's employment is terminated without Cause in connection with any acquisition by Central Jersey Bancorp of any bank, bank holding company or other similar institution (the "Acquisition"), and the Acquisition does not constitute a Change of Control Event, the Executive shall nevertheless be entitled to receive severance from Central Jersey Bancorp, which shall be payable in-full by Central Jersey Bancorp within 10 business days after the effective date of the termination of Executive's employment without Cause.

      Both Mr. Vaccaro and Mr. Vuono are entitled to 30 months severance, and Mr. Giordano 24 months severance. The amount of severance payable to an Executive will be based upon his monthly salary in effect at the time of the Change of Control Event or the Acquisition, a percentage of the previous cash bonus payments made to him and the cash equivalent of the monthly benefits provided to him at the time of the Change of Control Event or the Acquisition. The Executive shall only be entitled to such severance if he agrees to remain as an employee of Central Jersey Bancorp and assist in the transition until the effective date of the Change of Control Event. In the event that the Executive is to receive severance, the severance shall be payable in-full by Central Jersey Bancorp within 10 business days after the effective date of the Change of Control Event.

      A New Agreement with a Successor Entity discussed above must provide that the Executive shall have (1) the same or substantially equal position with similar title and responsibilities and the same or greater salary, benefits and bonuses that the Executive was entitled to receive from Central Jersey Bancorp immediately prior to the Change of Control Event, and (2) a commuting distance that is not greater than 30 miles from the Executive's current residence. The New Agreement also must provide that if the Executive accepts employment with the Successor Entity as of the effective date of the Change of Control Event and the Executive (x) is terminated by the Successor Entity without Cause during the 36 month period (30 month period for Mr. Giordano) commencing on the effective date of the Change of Control Event or (y) dies, becomes disabled or voluntarily terminates his employment with the Successor Entity for any reason during the 30 month period (24 month period for Mr. Giordano) commencing on the 6 month anniversary of the effective date of the Change of Control Event (the "6 Month Anniversary Date"), the Executive shall be entitled to severance (as defined the Agreements) from the Successor Entity.

      If the Executive's employment is terminated by the Successor Entity as provided in subpart (x) in the preceding paragraph, he shall receive severance for the number of months equal to the remainder of 30 months (24 months for Mr. Giordano) less the number of whole months Executive was employed by the Successor Entity following the 6 Month Anniversary Date. If the Executive's employment is terminated by the Successor Entity as provided in subpart (x) above prior to the 6 Month Anniversary Date, however, the Executive shall receive 30 months (24 months for Mr. Giordano) severance. If the Executive dies, becomes disabled or terminates his employment with the Successor Entity as provided in subpart (y) in the preceding paragraph, he shall receive severance for the number of months equal to the remainder of 30 months (24 months for Mr. Giordano) less the number of whole months the Executive was employed by the Successor Entity following the 6 Month Anniversary Date. In no event shall Executive be entitled to receive less than 6 months severance. The Executive shall not be entitled to any severance, however, if he terminates his employment with the Successor Entity as provided in subpart (y) above prior to the 6 Month Anniversary Date for any reason other than death or disability. Any severance shall be payable in-full within 10 business days after the termination of Executive's employment with the Successor Entity unless the Executive and the Successor Entity otherwise agree to another payment schedule. The Executive shall not be entitled to any severance should his employment with the Successor Entity terminate for any reason after the expiration of the 36 month period (30 month period for Mr. Giordano) commencing on the effective date of the Change of Control Event.

      In consideration for the right to receive the severance provided for in an
Agreement,   each  Agreement  also  contains   customary   non-competition   and
non-solicitation provisions applicable to the Executive party to the Agreement.

      In addition, Central Jersey Bancorp entered into a change of control agreement with Robert K. Wallace, effective as of January 1, 2005, which will continue in full force and effect for so long as Mr. Wallace is employed by Central Jersey Bancorp and/or Central Jersey Bank, N.A.

      In the event that (1) Mr. Wallace is terminated without cause as a result of (A) a merger of Central Jersey Bancorp where Central Jersey Bancorp is not the surviving entity, or (B) the acquisition of greater than 85% of Central Jersey Bancorp's common stock by another entity or group of individuals (each a "Triggering Event"), or (2) a Triggering Event occurs and Mr. Wallace is not retained pursuant to a written agreement by the successor entity or group (the "Acquiring Entity") for a period of at least 18 months commencing on the effective date of the Triggering Event in the same or substantially equal position with similar title and responsibilities and the same or greater salary, benefits and bonuses that Mr. Wallace was entitled to receive from Central Jersey Bancorp immediately prior to the Triggering Event, and with a reasonable commuting distance not greater than 5 miles from Mr. Wallace's residence, Mr. Wallace will be entitled to 18 months of Severance (as defined below) from Central Jersey Bancorp.

      "Severance" means Mr. Wallace's monthly salary and benefits at the time his employment relationship with Central Jersey Bancorp terminates, including any life insurance maintained on Mr. Wallace's life for his named beneficiaries, health insurance benefits for Mr. Wallace and his family and any matching contributions to his 401(k) account. Mr. Wallace shall only be entitled to such Severance if he remains as an employee of Central Jersey Bancorp and provides reasonable assistance to Central Jersey Bancorp through the effective date of the Triggering Event. The 18 months of Severance shall be payable on the effective date of the Triggering Event.

      In addition to the provisions discussed above with regard to responsibilities, title, salary, benefits and commuting distance, the agreement with the Acquiring Entity will provide that in the event that, prior to the expiration of the 18 month period commencing on the effective date of the Triggering Event, Mr. Wallace (1) is terminated by the Acquiring Entity without cause, or (2) voluntarily terminates his employment with the Acquiring Entity, Mr. Wallace shall be entitled to receive Severance from the Acquiring Entity, for the number of months equal to the difference of (A) 18 months and (B) the number of whole months Mr. Wallace was employed by the Acquiring Entity following the date of the Triggering Event; provided, however, that in no event shall Mr. Wallace be entitled to less than 12 months of Severance.

      In consideration for the right to receive the Severance provided for in Mr. Wallace's change of control agreement, the agreement also contains customary non-competition and non-solicitation provisions applicable to Mr. Wallace.

      The above descriptions are qualified in there entirety by the actual change of control agreements which have been previously filed as exhibits to Central Jersey Bancorp's reports filed with the SEC.

                              DIRECTOR COMPENSATION

      Commencing January 1, 2005, Central Jersey Bancorp implemented a policy of compensating each outside director the amount of $18,000 per annum as a retainer and the Chairman at a rate of $30,000 per annum as a retainer. For the year ended December 31, 2007, the outside directors received board compensation for the period January 2007 through April 2007. Beginning in May 2007, Central Jersey Bancorp declared a moratorium on fees to outside directors. The table below sets forth the annual compensation for the Central Jersey Bancorp's non-employee directors for the year ended December 31, 2007:

                        2007 Director Compensation Table

                  Fees                                        Nonqualified
                 Earned                        Non-Equity       Deferred
                or Paid    Stock    Option   Incentive Plan   Compensation    All Other
                in Cash    Awards   Awards    Compensation      Earnings     Compensation    Total
  Name (1)        ($)       ($)     ($)(2)        ($)              ($)           ($)          ($)
-------------   --------   ------   ------   --------------   ------------   ------------   --------
James G.        $  6,000    $ --     $ --        $ --             $ --        $    --       $  6,000
Aaron, Esq.

Mark R.         $  6,000    $ --     $ --        $ --             $ --        $    --       $  6,000
Aikins, Esq.

Nicholas A.     $  6,000    $ --     $ --        $ --             $ --        $    --       $  6,000
Alexander

John A.         $  6,000    $ --     $ --        $ --             $ --        $    --       $  6,000
Brockriede

George S.       $ 10,000    $ --     $ --        $ --             $ --        $ 3,633 (3)   $ 13,633
Callas

James P.        $  6,000    $ --     $ --        $ --             $ --        $ 4,433 (3)   $ 10,433
Dugan, Esq.

M. Claire       $  6,000    $ --     $ --        $ --             $ --        $ 2,062 (3)   $  8,062
French

William H.      $  6,000    $ --     $ --        $ --             $ --        $    --       $  6,000
Jewett

Paul A.         $  6,000    $ --     $ --        $ --             $ --        $    --       $  6,000
Larson, Jr.

John F.         $  6,000    $ --     $ --        $ --             $ --        $    --       $  6,000
McCann

Carmen M.       $  6,000    $ --     $ --        $ --             $ --        $    --       $  6,000
Penta, CPA

Mark G.         $  6,000    $ --     $ --        $ --             $ --        $    --       $  6,000
Solow

----------

(1) See the Summary Compensation Table above for information regarding compensation paid to James S. Vaccaro and Robert S. Vuono in connection with their respective memberships on the Board of Directors.

(2) See below for information concerning the aggregate number of options awards outstanding at December 31, 2007 for each director.

(3) Represents the amount contributed by Central Jersey Bank, N.A. pursuant to a bank owned life insurance (BOLI) contract.

      The following table sets forth the outstanding equity awards held by each non-employee director of Central Jersey Bancorp as of December 31, 2007:

                                             Number of Securities
                                                  Underlying
                                             Unexercised Options
                Name (1)                          (2)(3)(4)
              -----------------------------------------------------

                James G. Aaron, Esq.                47,665

                Mark R. Aikins, Esq.                47,665

                Nicholas A. Alexander               47,665

                John A. Brockriede                  47,665

                George S. Callas                    77,719

                James P. Dugan, Esq.                54,418

                M. Claire French                    54,418

                William H. Jewett                   69,628

                Paul A. Larson, Jr.                 38,579

                John F. McCann                      47,665

                Carmen M. Penta, C.P.A.             42,255

                Mark G. Solow                       47,665

(1) See "Outstanding Equity Awards for Fiscal Year-End December 31, 2007" above for information regarding outstanding equity compensation awards held by the Named Executive Officers at December 31, 2007.

(2) These amounts have been adjusted, as appropriate, to account for the 5% stock dividends paid to the shareholders of Central Jersey Bancorp on July 2, 2007, July 1, 2006 and December 31, 2003, 2002, 2001 and 2000,
      respectively, the 6 for 5 stock split in the form of a stock dividend effected as of July 15, 2004, and the 2 for 1 stock split in the form of a stock dividend effected as of June 15, 2005. The shares have also been adjusted as appropriate to account for 5% stock distributions made to the former stockholders of Allaire Community Bank on February 28, 1999, September 29, 2000, May 21, 2001, April 24, 2002, and June 7, 2004, and
      the 3 for 2 stock split effected as of February 11, 2003.

(3)   All stock options have vested as of January 1, 2005.

(4) Includes 5,513 SARs (as adjusted) granted on February 1, 2006 to each director under the Equity Incentive Plan. These SARs have an adjusted exercise price of $9.87 and can only be settled in cash. The SARs vest evenly over a four year period and expire on February 1, 2016.

      There were no option grants or other awards made by Central Jersey Bancorp during the year ended December 31, 2007.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      The Board of Directors has adopted a written charter for the Audit Committee (see "Report of the Audit Committee of the Board of Directors" above) whereby the Audit Committee oversees and evaluates all related party transactions proposed to be entered into by Central Jersey Bancorp. Further, Central Jersey Bancorp has adopted a Code of Conduct/Ethics Policy (the "Code of Conduct") applicable to all employees and directors of Central Jersey Bancorp and Central Jersey Bank, N.A., which Code of Conduct promotes the honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. Additionally, the Code of Conduct provides that any services performed by a director (or a business in which a director is a partner, significant shareholder, director or executive officer) for the benefit of Central Jersey Bancorp or Central Jersey Bank, N.A., or its customers, is subject to disclosure to and approval by the Chief Executive Officer of Central Jersey Bancorp and Central Jersey Bank, N.A. and further subject to disclosure to and approval by the Board of Directors when the Chief Executive Officer reasonably believes there is the potential for a material conflict between the director's interests and the interests of Central Jersey Bancorp and/or Central Jersey Bank, N.A.

      It is anticipated that certain directors of Central Jersey Bancorp, and the businesses and organizations with which they are associated, may have banking and non-banking transactions with Central Jersey Bank, N.A. in the ordinary course of business. Officers, directors and employees of Central Jersey Bank, N.A. also may have banking transactions with Central Jersey Bank, N.A. The terms and conditions of any loan or commitment to loan, and of any other transaction, will be in accordance with applicable laws and on substantially the same terms as those prevailing at the time for comparable transactions with other persons or organizations with similar creditworthiness.

      In order to alleviate the need for additional conference rooms at the Long Branch location of Central Jersey Bank, N.A., Central Jersey Bank, N.A. leases conference, office and storage space at 6 West End Court, Long Branch, New Jersey. The landlord of the space leased at 6 West End Court is MCB Associates, L.L.C. The following directors of Central Jersey Bancorp and/or its bank subsidiary have an interest in MCB Associates, L.L.C.: James G. Aaron, Esq., Mark R. Aikins, Esq., Nicholas A. Alexander, John A. Brockriede, John F. McCann, Carmen M. Penta, C.P.A., Mark G. Solow and James S. Vaccaro. The negotiations with respect to the leased conference, office and storage space at 6 West End Court were conducted at arms-length and the lease amount to be paid by Central Jersey Bank, N.A. was determined by an independent appraiser to be at fair market value. Based on the foregoing, the Board of Directors has determined that such related party transaction does not disqualify James G. Aaron, Esq., Nicholas A. Alexander, John A. Brockriede, John F. McCann and/or Mark G. Solow from qualifying as independent. For the years ended December 31, 2007 and 2006, Central Jersey Bancorp paid lease costs of $61,000 and $55,000, respectively, in connection with its lease arrangement with MCB Associates, L.L.C.

      During the year ended December 31, 2007, the lending staff of Central Jersey Bank, N.A., from time to time, retained the services of the law firm of Ansell, Zaro, Grimm & Aaron, P.C., of which James G. Aaron, Esq., a director of Central Jersey Bancorp and its bank subsidiary, is a shareholder. The services performed by Ansell, Zaro, Grimm & Aaron, P.C. and the fees charged were on substantially the same terms as those prevailing at the time for comparable services from other law firms. In accordance with the Code of Conduct, the Chief Executive Officer of Central Jersey Bancorp and Central Jersey Bank, N.A. and the Board of Directors determined that such services are not in conflict with the interests of Central Jersey Bancorp or Central Jersey Bank, N.A. nor do they disqualify Mr. Aaron from qualifying as an independent director.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires Central Jersey Bancorp's executive officers and directors, and persons who own more than ten percent of a registered class of Central Jersey Bancorp's equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Central Jersey Bancorp with copies of all Forms 3, 4 and 5 they file. Central Jersey Bancorp believes that all filings required to be made by its executive officers, directors and greater than ten percent shareholders pursuant to Section 16(a) of the Exchange Act have been filed within the time periods prescribed, except for a Form 3 for Robert K. Wallace and Thomas J. Garrity, respectively, and a Form 4 for Carmen M. Penta. The respective Forms 3 and 4 were subsequently filed with the SEC.

                    SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

      The Board has adopted a formal process to be followed for those shareholders who wish to communicate directly with the Board or any individual director of Central Jersey Bancorp. A shareholder can contact the Board, or any individual director, by sending a written communication to: Central Jersey Bancorp, Board of Directors, c/o Chairman of the Board, 627 Second Avenue, Long Branch, New Jersey 07740. A shareholder's letter should also indicate that he or she is a shareholder of Central Jersey Bancorp. The Chairman shall either (1) distribute such communication to the Board, or a member or members thereof, as appropriate, depending upon the facts and circumstances described in the communication received; or (2) determine that the communication should not be forwarded to the Board because, in his or her judgment, (a) the communication is primarily commercial in nature and relates to Central Jersey Bancorp's ordinary business or relates to a topic that is improper or not relevant to the Board; or
(b) Central Jersey Bancorp's management can adequately handle the shareholder inquiry or request, in which case the inquiry or request will be forwarded to the appropriate individual. If a shareholder communication is addressed to one or more members of the Board, but not the entire Board, the Chairman shall notify any member of the Board to whom such communication was not addressed that such communication was received and shall provide a copy of such communication upon request.

      At each Board meeting, the Chairman shall present a summary of all communications received since the last Board meeting which were not forwarded to the Board, as well as the basis for the determination by the Chairman as to why the communications were not forwarded to the Board, and shall make those communications available upon request.

                              SHAREHOLDER PROPOSALS

      Shareholder proposals for presentation at Central Jersey Bancorp's next annual meeting of shareholders must be received by Central Jersey Bancorp at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than December 31, 2008. Central Jersey Bancorp's By-laws contain certain procedures which must be followed in connection with shareholder proposals.

                          ANNUAL REPORT TO SHAREHOLDERS

      The annual report to shareholders for the year ended December 31, 2007 accompanies this Proxy Statement. KPMG LLP has audited the financial statements for the year ended December 31, 2007, which statements are contained in the annual report to shareholders. Such annual report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      Selection of the independent public accountants for Central Jersey Bancorp is made by the Audit Committee of the Board of Directors. KPMG served as Central Jersey Bancorp's independent public accountants for the year ended December 31, 2007. The Audit Committee has selected Beard Miller Company to serve as Central Jersey Bancorp's independent public accountants for the year ended December 31, 2008. Representatives from KPMG and Beard Miller Company will not be present at the Annual Meeting.

                                  OTHER MATTERS

      It is not expected that any matter not referred to herein will be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxies or authorized substitutes will have discretion to vote on such matters and on matters incident to the conduct of the Annual Meeting in accordance with their best judgment.

                      SHAREHOLDERS SHARING THE SAME ADDRESS

      Central Jersey Bancorp has adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, Central Jersey Bancorp is delivering only one copy of the Annual Report and Proxy Statement to multiple shareholders who share the same mailing address and have the same last name, unless Central Jersey Bancorp has received contrary instructions from an affected shareholder. This procedure reduces Central Jersey Bancorp's printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

      Central Jersey Bancorp will deliver promptly upon written or oral request a separate copy of the Annual Report and the Proxy Statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or Proxy Statement, you may write to Mr. James S. Vaccaro, Chairman, President and Chief Executive Officer, Central Jersey Bancorp, 627 Second Avenue, Long Branch, New Jersey 07740, or call (732) 571-1300.

                           ANNUAL REPORT ON FORM 10-K

      On written request, Central Jersey Bancorp will provide without charge to each record or beneficial holder of the Central Jersey Bancorp's Common Stock, a copy of Central Jersey Bancorp's Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. Requests should be addressed to Mr. James S. Vaccaro, Chairman, President and Chief Executive Officer, Central Jersey Bancorp, 627 Second Avenue, Long Branch, New Jersey 07740. It should be noted that a copy of the Annual Report on Form 10-K is included with the annual report to shareholders which accompanies this Proxy Statement.

ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THEIR PROXIES WITHOUT DELAY IN THE SELF ADDRESSED, POSTAGE PREPAID ENVELOPE ENCLOSED HEREWITH. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. THANK YOU.

                                      By Order of the Board of Directors

                                      /s/ Robert S. Vuono

                                      Robert S. Vuono
                                      Secretary

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



[X] PLEASE MARK VOTES                                          REVOCABLE PROXY
    AS IN THIS EXAMPLE                                     CENTRAL JERSEY BANCORP                                     With-  For All
                                                                                                                 For  hold   Except
             THIS PROXY IS SOLICITED ON BEHALF OF               1.    To  elect  the  following  nominees  for   [ ]   [ ]     [ ]
                    THE BOARD OF DIRECTORS                            director  of  Central  Jersey Bancorp who will serve until the
            FOR THE ANNUAL MEETING OF SHAREHOLDERS                    next annual meeting of shareholders and until their successors
                  TO BE HELD ON MAY 28, 2008                          have been elected and qualify (vote on all):
The  undersigned,  a shareholder of CENTRAL JERSEY  BANCORP,
hereby  constitutes and appoints JAMES S. VACCARO and ROBERT          James G. Aaron, Mark R. Aikins, John A. Brockriede,  George S.
S. VUONO,  and each of them,  as proxies of the  undersigned          Callas, Paul A. Larson, Jr., John F. McCann,  Carmen M. Penta,
with full power of substitution,  for and in the name, place          Mark G. Solow, James S. Vaccaro and Robert S. Vuono
and stead of the  undersigned,  to attend the Annual Meeting
of Shareholders of said Central Jersey Bancorp called and to          INSTRUCTION:  To withhold authority to vote for any individual
be held at Branches  Catering Hall, 123 Monmouth Road (Route          nominee,  mark "For All Except" and write that  nominee's name
71), West Long Branch,  New Jersey,  on  Wednesday,  May 28,          in the space provided below.
2008  at  10:00  a.m.   (the  "Annual   Meeting")   and  any
adjournment or postponement  thereof, and thereat to vote as          --------------------------------------------------------------
designated hereon the number of shares the undersigned would
be  entitled  to vote and with all  powers  the  undersigned    2.    To  transact  such other business  as may properly come before
would possess if personally present.                                  the Annual Meeting or any adjournment or postponement thereof.

                                                                THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN A MANNER DIRECTED
                                                                HEREIN BY THE BELOW  SIGNED  SHAREHOLDER.  IF NO  DIRECTION IS MADE,
                                                                THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

                                       -----------------------
   Please be sure to sign and date     | Date                |
     this Proxy in the box below.      |                     |
--------------------------------------------------------------
|                                                            |
|                                                            |
|                                                            |
-- Shareholder sign above --- Co-holder (if any) sign above --
+                                                                                                                                  +

                            ^ Detach above card, sign, date and mail in postage paid envelope provided. ^

                                                       CENTRAL JERSEY BANCORP

------------------------------------------------------------------------------------------------------------------------------------
|       Please  sign  exactly as your name appears hereon. When shares are held  by joint tenants,  both should sign. When signing |
| as attorney, executor,administrator,  trustee or guardian, please give full title as such. If a corporation, please sign in full |
| corporate  name by  President  or other  authorized  officer.  If  apartnership  or limited  liability  company,  please sign in |
| partnership or limited liability company name by authorized person.                                                              |
------------------------------------------------------------------------------------------------------------------------------------

                                                         PLEASE ACT PROMPTLY
                                               SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED,  PLEASE  CORRECT THE ADDRESS IN THE SPACE  PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.

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